FS-12

                           PENNSYLVANIA POWER COMPANY
                            PRO FORMA BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2005

                                                                                                             TRANSFER
                                                                   NON-NUCLEAR                 NUCLEAR      INVESTMENT
                                                      AS REPORTED  ADJUSTMENTS    PRO FORMA  ADJUSTMENTS   IN SUBSIDIARY  PRO FORMA
                                                      ------------ -----------    ---------- -----------   -------------  ----------
                                                                                      (IN THOUSANDS)
                      ASSETS

UTILITY PLANT:
  In service                                          $   907,382  $ (252,767) a  $ 654,615  $ (298,067) k  $        -    $ 356,548
  Less-Accumulated provision for depreciation             378,707    (129,810) b    248,897    (122,028) l                  126,869
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                          528,675    (122,957)      405,718    (176,039)             -      229,679
                                                      ------------ -----------    ---------- -----------    -----------   ----------
  Construction work in progress-
    Electric plant                                        133,790                   133,790    (130,909) m                    2,881
    Nuclear Fuel                                           10,428                    10,428     (10,428) n                        -
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                          144,218           -       144,218    (141,337)             -        2,881
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                          672,893    (122,957)      549,936    (317,376)             -      232,560
                                                      ------------ -----------    ---------- -----------    -----------   ----------
OTHER PROPERTY AND INVESTMENTS:
  Nuclear plant decommissioning trusts                    146,706                   146,706    (146,706) o                        -
  Long-term notes receivable from associated companies     32,864     124,699  c,d  157,563     145,559  d                  303,122
  Other                                                       502        (183) e        319     112,911  p    (112,911) aa      319
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                          180,072     124,516       304,588     111,764       (112,911)     303,441
                                                      ------------ -----------    ---------- -----------    -----------   ----------
CURRENT ASSETS:
  Cash and cash equivalents                                    24                        24                                      24
  Notes receivable from associated companies                  566                       566                                     566
  Receivables-
    Customers                                              44,990                    44,990                                  44,990
    Associated companies                                    6,206                     6,206                                   6,206
    Other                                                   2,617                     2,617                                   2,617
  Materials and supplies, at average cost                  37,974        (671) f     37,303     (37,303) q                        -
  Prepayments and other                                    12,110                    12,110                                  12,110
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                          104,487        (671)      103,816     (37,303)             -       66,513
                                                      ------------ -----------    ---------- -----------    -----------   ----------
DEFERRED CHARGES:
  Regulatory assets                                             -                         -      15,558  r                   15,558
  Other                                                    10,721                    10,721      (2,253) t                    8,468
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                           10,721           -        10,721      13,305              -       24,026
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                      $   968,173  $      888     $ 969,061  $ (229,610)    $ (112,911)   $ 626,540
                                                      ============ ===========    ========== ===========    ===========   ==========
            CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common stockholder's equity-
    Common stock, $30 par value, authorized 6,500,000
      shares - 6,290,000 shares outstanding           $   188,700  $        -     $ 188,700  $        -     $        -    $ 188,700
    Other paid-in capital                                  65,035       2,455  g     67,490                                  67,490
    Accumulated other comprehensive loss                  (13,706)                  (13,706)                                (13,706)
    Retained earnings                                     131,914                   131,914      37,147  r    (112,911) aa   56,150
                                                      ------------ -----------    ---------- -----------    -----------   ----------
        Total common stockholder's equity                 371,943       2,455       374,398      37,147       (112,911)     298,634
  Preferred stock not subject to mandatory redemption      14,105                    14,105                                  14,105
  Long-term debt and other long-term obligations          121,170                   121,170     (52,828) x                   68,342
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                          507,218       2,455       509,673     (15,681)      (112,911)     381,081
                                                      ------------ -----------    ---------- -----------    -----------   ----------
CURRENT LIABILITIES:
  Currently payable long-term debt                         25,774                    25,774     (10,300) y                   15,474
  Short-term borrowings-
    Associated companies                                   34,821                    34,821     (20,000) s                   14,821
    Other                                                       -                         -                                       -
  Accounts payable-
    Associated companies                                   16,864                    16,864                                  16,864
    Other                                                   1,884                     1,884                                   1,884
  Accrued taxes                                            26,163                    26,163                                  26,163
  Accrued interest                                          1,635                     1,635        (679) z                      956
  Other                                                     8,491                     8,491                                   8,491
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                          115,632           -       115,632     (30,979)             -       84,653
                                                      ------------ -----------    ---------- -----------    -----------   ----------
NONCURRENT LIABILITIES:
  Accumulated deferred income taxes                        79,801       1,054  h     80,855      19,202  u                  100,057
  Asset retirement obligation                             155,959      (2,243) j    153,716    (153,716) w                        -
  Retirement benefits                                      51,389                    51,389                                  51,389
  Regulatory liabilities                                   47,809                    47,809     (47,809) r                        -
  Other                                                    10,365        (378) i      9,987        (627) v                    9,360
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                          345,323      (1,567)      343,756    (182,950)             -      160,806
                                                      ------------ -----------    ---------- -----------    -----------   ----------
COMMITMENTS AND CONTINGENCIES
                                                      ------------ -----------    ---------- -----------    -----------   ----------
                                                      $   968,173  $      888     $ 969,061  $ (229,610)    $ (112,911)   $ 626,540
                                                      ============ ===========    ========== ===========    ===========   ==========


Explanatory Notes
-----------------
a.   The transfer of non-nuclear generation plant in service to FGCO.
b. The transfer of the accumulated provision for depreciation for non-nuclear plant in service to FGCO.
c. The establishment of an associated company note receivable as consideration for PCNs ($63.2 million) to be assumed by FGCO at a future date.
d. The establishment of an associated company note receivable as consideration for the purchased assets and assumption of liabilities. The amount of the non-nuclear note is $61.5 million. The initial nuclear note of $166.6 million is netted against a $20 million payment received from NGC on the date of the asset transfer.
e. The transfer of other property and investments related to non-nuclear plant assets to FGCO.
f.   The transfer of materials and supplies for non-nuclear plant to FGCO.
g. To record in other paid-in capital the difference between the net book value and the purchase price, pursuant to the purchase option in the Master Lease, for the non-nuclear generation assets
h. The transfer of accumulated deferred income taxes for non-nuclear generation plant to FGCO.
i. The transfer of accumulated deferred investment tax credits for non-nuclear generation plant to FGCO.
j. The transfer of asset retirement obligations related to the non-nuclear generation plants to FGCO.
k. The transfer of nuclear plant in service and nuclear fuel in service to NGC.
l. The transfer of the accumulated provision for depreciation and amortization for nuclear plant in service and nuclear fuel in service to NGC.
m.   The transfer of nuclear plant construction work in progress to NGC.
n.   The transfer of nuclear fuel construction work in progress to NGC.
o.   The transfer of nuclear plant decommissioning trusts to NGC.
p.   The establishment of a parent company investment in NGC.
q.   The transfer of materials and supplies for nuclear plant to NGC.
r. The reversal of regulatory liabilities due to no longer accounting for decommissioning trust activity per SFAS No. 71
s. The use of proceeds from the nuclear asset transfer to reduce associated company money pool debt.
t.   The transfer of other deferred charges for nuclear plant to NGC.
u. The transfer of accumulated deferred income taxes for nuclear generation plant to NGC. $7 million is transferring to NGC. The liability is being increased at Penn by $26.2 million due to the reversal of regulatory liabilities discussed in note r.
v. The transfer of accumulated deferred income tax credits for nuclear plant to NGC.
w. The transfer of asset retirement obligations related to the nuclear generation plants to NGC.
x. The transfer of the long-term portion of pollution control revenue bonds related to nuclear generation plant to NGC.
y. The transfer of the current portion of pollution control revenue bonds related to nuclear generation plant to NGC.
z. The transfer of accrued interest for debt related to nuclear generation plant to NGC.
aa. The distribution of the nuclear net assets spin as a dividend to the parent company.

                           Pennsylvania Power Company
                         Nuclear Journal Entry Summary
                            As of September 30, 2005

Sales Price
Non-nuclear - Master Facility Lease Values
Nuclear - Lower Book or FMV at time of transfer
-----------------------------------------------

                                                      Debit        Credit
                                                    -------------------------
Nuclear - Plant in Service                                         183,016
Accumulated Depreciation                             31,461
Accumulated Amortization                                217

Nuclear Fuel  In Service                                           115,051
Accumulated Amortization                             90,350

Nuclear - CWIP                                                     130,909
CWIP - Nuclear Fuel                                                 10,428

NDT Assets                                                         146,706

LT Notes Rec. - Assoc. Co.                          145,559

M&S - Nuclear                                                       37,303

Regulatory Assets                                    15,558

Deferred Charges - Other                                             2,253

Retained Earnings (Dividend Investment - Spin)      112,911
Retained Earnings (Reg. Liabilitiy Reversal)                        37,147

PCN Debt Nuclear - LT                                52,907
PCN Debt Nuclear - ST                                10,300

Unam. Disc. LTD                                                         79

N/P - Assoc. Co.                                     20,000

Accrued Interest                                        679

Deferred Taxes - Depreciation                         9,555
Deferred Taxes - ITC                                                   260
Deferred Taxes - ARO                                  7,278
Deferred Taxes - Other                                               9,555
Deferred Taxes - Reg. Liability Reversal                            26,220

NDT Liabilities                                     153,716

Regulatory Liabilities                               47,809

Other Noncurrent Liabilities                            627

                                                    -------------------------
                                                    698,927        698,927
                                                    =========================

                           Pennsylvania Power Company
                          Nuclear Journal Entry Summary
                            As of September 30, 2005

Sales Price
Non-nuclear - Master Facility Lease Values
Nuclear - Lower Book or FMV at time of transfer
-----------------------------------------------

                                                      Debit        Credit
                                                    -------------------------
Non-nuclear - Plant in Service                                     252,767
Accumulated Depreciation                            129,810

Notes Rec. - Assoc. Co.                              61,501

Other Property & Investments                                           183

M&S                                                                    671

Paid-in Capital                                                      2,455

Notes  Rec. Assoc Co.  - PCN Assumption              63,198

Deferred Taxes - Depreciation                        38,813
Deferred Taxes - ARO                                    118
Deferred Taxes - ITC                                                   156
Deferred Taxes - Other                                              39,829

Asset Retirement Obligation                           2,243

Other Noncurrent Liabilities                            378

                                                    -------------------------
                                                    296,061        296,061
                                                    =========================

SUBSEQUENT TO TRANSFER
----------------------

PCN Debt Non-nuclear - LT                            48,698
PCN Debt Non-nuclear - ST                            14,500
Notes  Rec. Assoc Co.  - PCN Assumption                             63,198
